Exhibit 99.1

FOR IMMEDIATE RELEASE	November 3, 2010 For more information contact:
Scott Estes (419) 247-2800 Mike Crabtree (419) 247-2800
Health Care REIT, Inc.
Reports Third Quarter 2010 Results
Toledo, Ohio, November 3, 2010....Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s third quarter ended September 30, 2010.
“Our long-standing commitment to a relationship-based investment strategy has positioned the company for a record-breaking year of investments,” said George L. Chapman, chief executive officer at Health Care REIT, Inc. “At a time when access to capital for health care operators is limited, we have remained disciplined in our approach to developing partnerships with market-leading senior housing operators and health systems. Today our investment pipeline includes over $5 billion of potential transactions, approximately 94% of which are off-market, non-brokered opportunities derived primarily from our existing industry relationships. Our experienced team will leverage our full service growth platform to capitalize on this pipeline to create shareholder value and position the company as a market leader for years to come.”
Recent Highlights
Increased third quarter normalized FFO and FAD per share, raising 2010 investment guidance:
•	Improved normalized FFO and FAD per share results by 3% year-over-year
•	Announced year-to-date gross investments totaling $1.6 billion, including $702.5 million for the third quarter
•	Closed $817 million partnership with Merrill Gardens LLC
•	Increasing 2010 gross investment guidance by $500 million to a range of $2.3 billion to $2.7 billion
•	Adjusting 2010 normalized FFO per share outlook to a range of $3.13-$3.16, solely reflecting capital markets activity
Managed our portfolio to maintain its strength and diversity:
•	Reported trailing twelve month payment coverage before management fees of 2.11x, highest in company history
•	Achieved solid medical office occupancy of 93% and trailing twelve month retention of 84%
•	Continued improvement in entrance fee campus occupancy, which increased 3% from the prior quarter to 64%
•	Received $82.2 million in proceeds on property sales and loan payoffs, generating $10.5 million of gains
Raised nearly $900 million of cost-effective capital during the quarter and maintained appropriate liquidity:
•	Issued $450 million of 7-year senior unsecured notes priced to yield 4.75%
•	Raised $449 million of equity through our September offering, equity shelf program and dividend reinvestment program
•	Prepaid $159 million of secured debt in September with a blended rate of 5.9%
•	Extended average debt maturity from 4.4 years at December 31, 2009 to 6.5 years at September 30, 2010
•	Ended the quarter with cash and line of credit availability of $1.3 billion
Key Performance Indicators

	3Q10	3Q09	Change	2010	2009	Change
Net income attributable to common stockholders (NICS) per diluted share	$0.01	$0.17	-94%	$0.58	$1.25	-54%
Normalized FFO per diluted share	$0.79	$0.77	3%	$2.33	$2.38	-2%
Normalized FAD per diluted share	$0.74	$0.72	3%	$2.17	$2.24	-3%
Dividends per common share	$0.69	$0.68	1%	$2.05	$2.04	0%
Normalized FFO Payout Ratio	87%	88%		88%	86%
Normalized FAD Payout Ratio	93%	94%		94%	91%

3Q10 Earnings Release	November 3, 2010
Quarterly Earnings

	NICS			FFO			FAD
	3Q10	3Q09	Change	3Q10	3Q09	Change	3Q10	3Q09	Change
Per diluted share	$0.01	$0.17	-94%	$0.33	$0.53	-38%	$0.29	$0.55	-47%
Includes impact of:
Gain (loss) on property sales(1)	$0.08	$(0.01)
Other items, net(2)	$(0.46)	$(0.25)		$(0.46)	$(0.25)		$(0.46)	$(0.25)
Prepaid/straight-line rent receipts(3)							$0.02	$0.07
Per diluted share — normalized(a)				$0.79	$0.77	3%	$0.74	$0.72	3%

(a)	Amounts may not sum due to rounding

(1)	$10,526,000 of gains and $806,000 of losses in 3Q10 and 3Q09, respectively.

(2)	See Exhibit 1.

(3)	$2,146,000 and $8,319,000 of receipts in 3Q10 and 3Q09, respectively.
Year-To-Date Earnings

	NICS			FFO			FAD
	2010	2009	Change	2010	2009	Change	2010	2009	Change
Per diluted share	$0.58	$1.25	-54%	$1.58	$2.11	-25%	$1.46	$2.17	-33%
Includes impact of:
Gain (loss) on property sales(1)	$0.16	$0.24
Other items, net(2)	$(0.76)	$(0.27)		$(0.76)	$(0.27)		$(0.76)	$(0.27)
Prepaid/straight-line rent receipts(3)							$0.05	$0.21
Per diluted share — normalized(a)				$2.33	$2.38	-2%	$2.17	$2.24	-3%

(a)	Amounts may not sum due to rounding

(1)	$20,559,000 and $26,907,000 of gains in 2010 and 2009, respectively.

(2)	See Exhibit 1.

(3)	$6,214,000 and $23,463,000 of receipts in 2010 and 2009, respectively.
Dividends for Third Quarter 2010 As previously announced, the Board of Directors declared a cash dividend for the quarter ended September 30, 2010 of $0.69 per share, as compared to $0.68 per share for the same period in 2009. The cash dividend will be paid on November 19, 2010 and will be the company’s 158th consecutive quarterly dividend payment.
Outlook for 2010 The company is increasing its investment guidance for 2010. It now expects to complete acquisitions and joint venture investments of $2.0 to $2.3 billion, up from $1.5 to $1.8 billion, and dispositions of $200 million, down from $300 million. The company continues to expect funded new development of $300 to $400 million, resulting in net new investments of $2.1 to $2.5 billion.
The company is revising the midpoints of its 2010 normalized FFO and FAD guidance solely as a result of the capital transactions completed during the third quarter which were not in the previous guidance. Normalized FFO has been revised to a range of $3.13 to $3.16 per diluted share from $3.13 to $3.20 per diluted share. Normalized FAD has been revised to a range of $2.89 to $2.92 per diluted share from $2.89 to $2.96 per diluted share.
Net income attributable to common stockholders has been reduced to a range of $0.98 to $1.01 per diluted share from $1.33 to $1.40 per diluted share. The decrease in net income guidance is primarily due to the capital transactions noted above, $28.9 million of loan losses, $9.1 million of debt extinguishment losses and $18.8 million of transaction costs offset by $10.5 million of gains on sales of real property recognized in the third quarter.
The company’s guidance excludes any additional capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.

3Q10 Earnings Release	November 3, 2010
Conference Call Information The company has scheduled a conference call on Thursday, November 4, 2010 at 10:00 a.m. Eastern Time to discuss its third quarter 2010 results, industry trends, portfolio performance and outlook for 2010. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 18, 2010. To access the rebroadcast, dial 800-642-1687 or 706-645-9291 (international). The conference ID number is 16264752. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website at www.hcreit.com under the heading News.
Supplemental Reporting Measures The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT, Inc. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of September 30, 2010, the company’s broadly diversified portfolio consisted of 641 properties in 39 states. More information is available on the company’s website at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks

3Q10 Earnings Release	November 3, 2010
and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

3Q10 Earnings Release	November 3, 2010
HEALTH CARE REIT, INC.
Financial Exhibits
Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30,
	2010	2009
Assets
Real estate investments:
Real property owned:
Land and land improvements	$668,135	$523,107
Buildings and improvements	6,350,167	4,933,561
Acquired lease intangibles	223,349	121,059
Real property held for sale, net of accumulated depreciation	16,928	37,118
Construction in progress	286,366	638,507

	7,544,945	6,253,352
Less accumulated depreciation and intangible amortization	(804,651)	(664,415)

Net real property owned	6,740,294	5,588,937
Real estate loans receivable:
Loans receivable	416,570	494,877
Less allowance for losses on loans receivable	(1,190)	(7,640)

Net real estate loans receivable	415,380	487,237

Net real estate investments	7,155,674	6,076,174

Other assets:
Equity investments	213,163	3,020
Deferred loan expenses	29,529	24,755
Cash and cash equivalents	181,147	102,353
Restricted cash	61,224	17,493
Receivables and other assets	252,330	179,523

	737,393	327,144

Total assets	$7,893,067	$6,403,318

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$—	$143,000
Senior unsecured notes	2,585,961	1,651,916
Secured debt	885,494	625,571
Accrued expenses and other liabilities	201,529	146,681

Total liabilities	3,672,984	2,567,168

Equity:
Preferred stock	275,000	288,683
Common stock	135,046	122,870
Capital in excess of par value	4,429,425	3,878,872
Treasury stock	(11,352)	(7,619)
Cumulative net income	1,636,589	1,510,449
Cumulative dividends	(2,329,215)	(1,968,336)
Accumulated other comprehensive income	(11,459)	(4,942)
Other equity	5,972	5,551

Total Health Care REIT, Inc. stockholders’ equity	4,130,006	3,825,528
Noncontrolling interests	90,077	10,622

Total equity	4,220,083	3,836,150

Total liabilities and equity	$7,893,067	$6,403,318

3Q10 Earnings Release	November 3, 2010
Consolidated Statements of Income (unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Rental income	$152,127	$128,527	$441,337	$379,326
Resident fees and service	12,809	—	12,809	—
Interest income	10,054	10,528	28,437	30,639
Other income	1,156	1,089	4,802	3,810

Gross revenues	176,146	140,144	487,385	413,775

Expenses:
Interest expense	44,408	27,595	110,703	79,428
Property operating expenses	20,849	12,153	45,859	34,441
Depreciation and amortization	48,565	39,187	138,321	114,446
General and administrative expenses	11,628	10,363	40,331	38,784
Transaction costs	18,835	—	27,301	—
Loss (gain) on extinguishment of debt	9,099	26,374	34,171	24,697
Provision for loan losses	28,918	—	28,918	140

Total expenses	182,302	115,672	425,604	291,936

Income from continuing operations before income taxes and income from unconsolidated joint ventures

	(6,156)	24,472	61,781	121,839

Income tax (expense) benefit	(52)	55	(325)	(17)
Income (loss) from unconsolidated joint ventures	1,899	—	4,496	—

Income from continuing operations	(4,309)	24,527	65,952	121,822

Discontinued operations:
Gain (loss) on sales of properties	10,526	(806)	20,559	26,907
Impairment of assets	(947)	(1,873)	(947)	(1,873)
Income (loss) from discontinued operations, net	511	2,837	2,973	9,233

	10,090	158	22,585	34,267

Net income	5,781	24,685	88,537	156,089
Less: Preferred dividends	5,347	5,520	16,340	16,560
Net income (loss) attributable to noncontrolling interests	(690)	35	(383)	40

Net income attributable to common stockholders	$1,124	$19,130	$72,580	$139,489

Average number of common shares outstanding:
Basic	125,298	114,874	124,132	111,345
Diluted	125,842	115,289	124,660	111,749

Net income attributable to common stockholders per share:
Basic	$0.01	$0.17	$0.58	$1.25
Diluted	0.01	0.17	0.58	1.25

Common dividends per share	$0.69	$0.68	$2.05	$2.04

3Q10 Earnings Release	November 3, 2010

Normalizing Items	Exhibit 1
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010		2009	2010	2009
Impairment of assets	$947	(1)	$1,873	$947	$1,873
Transaction costs	18,835	(2)	—	27,301	—
Non-recurring G&A expenses	—		—	2,853	3,909
Loss (gain) on extinguishment of debt	9,099	(3)	26,374	34,171	24,697
Provision for loan losses	28,918	(4)	—	28,918	140
Held for sale hospital operating expenses	522	(5)	—	1,400	—
Non-recurring other income	—		—	(1,000)	—

Total	$58,321		$28,247	$94,590	$30,619

Average diluted shares outstanding	125,842		115,289	124,660	111,749
Net amount per diluted share	$0.46		$0.25	$0.76	$0.27

Notes:	(1) Represents impairments on two medical office buildings classified as held for sale to adjust for current sales price expectations.

(2) Represents costs incurred with Merrill Gardens partnership and other transactions completed during the quarter.

(3) Represents extinguishment charges in connection with the early repayment of $159 million of secured debt with a blended rate of 5.9%.

(4) Represents loan write-offs relating primarily to early stage senior housing and CCRC development projects no longer being actively pursued. Real estate loan non-accrual balance reduced to $10.9 million.

(5) Represents expenses incurred in connection with a hospital classified as held for sale.

3Q10 Earnings Release	November 3, 2010

Funds From Operations Reconciliation	Exhibit 2
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income attributable to common stockholders	$1,124	$19,130	$72,580	$139,489
Depreciation and amortization(1)	49,106	41,085	140,137	123,143
Loss (gain) on sales of properties	(10,526)	806	(20,559)	(26,907)
Noncontrolling interests(2)	(1,292)	(88)	(1,547)	(262)
Unconsolidated joint ventures(3)	2,696	—	5,794	—

Funds from operations	41,108	60,933	196,405	235,463
Normalizing items, net(4)	58,321	28,247	94,590	30,619

Funds from operations — normalized	$99,429	$89,180	$290,995	$266,082

Average common shares outstanding:
Basic	125,298	114,874	124,132	111,345
Diluted	125,842	115,289	124,660	111,749

Per share data:
Net income attributable to common stockholders
Basic	$0.01	$0.17	$0.58	$1.25
Diluted	0.01	0.17	0.58	1.25

Funds from operations
Basic	$0.33	$0.53	$1.58	$2.11
Diluted	0.33	0.53	1.58	2.11

Funds from operations — normalized
Basic	$0.79	$0.78	$2.34	$2.39
Diluted	0.79	0.77	2.33	2.38

FFO Payout Ratio:
Dividends per common share	$0.69	$0.68	$2.05	$2.04
FFO per diluted share	$0.33	$0.53	$1.58	$2.11

FFO payout ratio	209%	128%	130%	97%

FFO Payout Ratio — Normalized:
Dividends per common share	$0.69	$0.68	$2.05	$2.04
FFO per diluted share — normalized	$0.79	$0.77	$2.33	$2.38

FFO payout ratio — normalized	87%	88%	88%	86%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests’ share of depreciation and amortization.

(3) Represents HCN’s share of depreciation and amortization from unconsolidated joint ventures.

(4) See Exhibit 1.

3Q10 Earnings Release	November 3, 2010

Funds Available for Distribution Reconciliation	Exhibit 3

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income attributable to common stockholders	$1,124	$19,130	$72,580	$139,489
Depreciation and amortization(1)	49,106	41,085	140,137	123,143
Loss (gain) on sales of properties	(10,526)	806	(20,559)	(26,907)
Noncontrolling interests(2)	(1,343)	(99)	(1,633)	(311)
Unconsolidated joint ventures(3)	1,120	—	2,335	—
Gross straight-line rental income	(3,816)	(4,571)	(12,414)	(14,499)
Prepaid/straight-line rent receipts	2,146	8,319	6,214	23,463
Amortization related to above (below) market leases, net	(816)	(620)	(2,112)	(1,344)
Non-cash interest expense	4,258	2,895	10,759	8,511
Cap-ex, tenant improvements, lease commissions	(4,840)	(3,637)	(13,671)	(8,795)

Funds available for distribution	36,413	63,308	181,636	242,750
Normalizing items, net(4)	58,321	28,247	94,590	30,619
Prepaid/straight-line rent receipts	(2,146)	(8,319)	(6,214)	(23,463)

Funds available for distribution — normalized	$92,588	$83,236	$270,012	$249,906

Average common shares outstanding:
Basic	125,298	114,874	124,132	111,345
Diluted	125,842	115,289	124,660	111,749

Per share data:
Net income attributable to common stockholders
Basic	$0.01	$0.17	$0.58	$1.25
Diluted	0.01	0.17	0.58	1.25

Funds available for distribution
Basic	$0.29	$0.55	$1.46	$2.18
Diluted	0.29	0.55	1.46	2.17

Funds available for distribution — normalized
Basic	$0.74	$0.72	$2.18	$2.24
Diluted	0.74	0.72	2.17	2.24

FAD Payout Ratio:
Dividends per common share	$0.69	$0.68	$2.05	$2.04
FAD per diluted share	$0.29	$0.55	$1.46	$2.17

FAD payout ratio	238%	124%	140%	94%

FAD Payout Ratio — Normalized:
Dividends per common share	$0.69	$0.68	$2.05	$2.04
FAD per diluted share — normalized	$0.74	$0.72	$2.17	$2.24

FAD payout ratio — normalized	93%	94%	94%	91%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests’ share of net FAD adjustments.

(3) Represents HCN’s share of net FAD adjustments from unconsolidated joint ventures.

(4) See Exhibit 1.

3Q10 Earnings Release	November 3, 2010

Outlook Reconciliations	Exhibit 4

(in thousands, except per share data)

	Prior Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2010		December 31, 2010
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$165,699	$174,449	$124,304	$128,054
Loss (gain) on sales of properties	(10,033)	(10,033)	(20,559)	(20,559)
Depreciation and amortization(1)	193,500	193,500	194,400	194,400
Noncontrolling interests(2)	(2,185)	(2,185)	(3,235)	(3,235)
Unconsolidated joint ventures(3)	8,500	8,500	8,500	8,500

Funds from operations	355,481	364,231	303,410	307,160
Normalizing items, net(4)	36,269	36,269	94,590	94,590

Funds from operations — normalized	$391,750	$400,500	$398,000	$401,750

Per share data (diluted):
Net income attributable to common stockholders	$1.33	$1.40	$0.98	$1.01
Funds from operations	2.84	2.91	2.38	2.41
Funds from operations — normalized	3.13	3.20	3.13	3.16

FAD Reconciliation:
Net income attributable to common stockholders	$165,699	$174,449	$124,304	$128,054
Loss (gain) on sales of properties	(10,033)	(10,033)	(20,559)	(20,559)
Depreciation and amortization(1)	193,500	193,500	194,400	194,400
Noncontrolling interests(2)	(2,225)	(2,225)	(3,275)	(3,275)
Unconsolidated joint ventures(3)	3,500	3,500	3,500	3,500
Gross straight-line rental income	(16,500)	(16,500)	(16,000)	(16,000)
Prepaid/straight-line rent receipts	4,068	4,068	6,214	6,214
Amortization related to above (below) market leases, net	(3,300)	(3,300)	(3,200)	(3,200)
Non-cash interest expense	14,000	14,000	14,750	14,750
Cap-ex, tenant improvements, lease commissions	(20,000)	(20,000)	(20,000)	(20,000)

Funds available for distribution	328,709	337,459	280,134	283,884
Normalizing items, net(4)	36,269	36,269	94,590	94,590
Prepaid/straight-line rent receipts	(4,068)	(4,068)	(6,214)	(6,214)

Funds available for distribution — normalized	$360,910	$369,660	$368,510	$372,260

Per share data (diluted):
Net income attributable to common stockholders	$1.33	$1.40	$0.98	$1.01
Funds available for distribution	2.63	2.70	2.20	2.23
Funds available for distribution — normalized	2.89	2.96	2.89	2.92

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests’ share of FFO/FAD adjustments.

(3) Represents HCN’s share of FFO/FAD adjustments from unconsolidated joint ventures.

(4) See Exhibit 1.